EXHIBIT P

NOTE: THIS LETTER OF TRANSMITTAL IS ONLY TO BE USED FOR EXCHANGING OLD BONDS FOR GLOBAL BONDS.

IF YOU NEED ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL DEUTSCHE BANK AG LONDON AT +44 (0) 20 7547 5000 OR DEUTSCHE BANK LUXEMBOURG S.A. AT +352 421 22 460.

LETTER OF TRANSMITTAL

relating to the invitation by

The Federative Republic of Brazil

to owners of Old Bonds (as defined below)

to submit offers to exchange

USD Par Series Z-L Bonds due 2024 (“Par Bonds”) and

USD Discount Series Z-L Bonds due 2024 (“Discount Bonds”)

at fixed exchange ratios for a combination of

8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B

(“Global Bonds 2024”) and

10%U.S. Dollar-Denominated Global Bonds due 2011

(“Global Bonds 2011,” and together with the Global Bonds 2024, the “Global Bonds”)

and to submit offers to exchange

USD Front-Loaded Interest Reduction with Capitalization Series L Bonds due 2014

(“C Bonds,” and together with the Par Bonds and Discount Bonds, the “Old Bonds”)

in a reverse modified Dutch auction for

8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B

(this transaction, as contemplated by the prospectus supplement, the prospectus attached thereto and this letter of transmittal, is referred to as the “Invitation”)

THE INVITATION WILL EXPIRE AT 2:00 P.M. (NEW YORK CITY TIME) ON JULY 29, 2003, UNLESS EXTENDED OR EARLIER TERMINATED (THIS DATE, AS SO EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”).

To:	Deutsche Bank AG London, as Settlement Agent

Winchester House

1 Great Winchester Street

London EC2N 2DB, England

Attention: Corporate Trust and Agency Services

Reference: The Federative Republic of Brazil Exchange

Facsimile: +44 (0) 20 7547 5001

Telephone: +44 (0) 20 7547 5000

or

Deutsche Bank Luxembourg S.A., as Luxembourg Exchange Agent

2 boulevard Konrad Adenauer

L-1115 Luxembourg, Luxembourg

Attention: Corporate Trust and Agency Services

Reference: The Federative Republic of Brazil Exchange

Facsimile: +352 421 22 426

Telephone: +352 421 22 460

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMITTAL TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. Deliveries by hand or courier must be clearly marked “For Urgent and Immediate Delivery to Corporate Trust and Agency Services; Reference: The Federative Republic of Brazil Exchange.”

AGREEMENTS AND ACKNOWLEDGMENTS

The person or entity signing the Signature Annex hereto (the “Undersigned”) acknowledges receipt of the offering materials referred to below of the Federative Republic of Brazil (“Brazil”) pursuant to which Brazil is inviting owners of Old Bonds (each, a “Bondholder”) to submit one or more offers to exchange Old Bonds for Global Bonds (each, an “Exchange Offer”) on the terms and subject to the conditions set forth in the Prospectus Supplement, dated July 25, 2003 (the “Prospectus Supplement”), the Prospectus attached thereto and this Letter of Transmittal. In addition, Global Bonds 2011 may be offered and sold by Brazil in an underwritten offering for cash (the “Cash Offering” and, together with the “Invitation”, the “Global Bond Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement.

On the terms and subject to the conditions (including the jurisdictional restrictions) of the Invitation, the Undersigned hereby submits an Exchange Offer with respect to the original principal amount of Old Bonds and at the Offer Price, specified in the Signature Annex hereto. (If the Undersigned has attached more than one completed copy of the Signature Annex, the Undersigned hereby submits a separate Exchange Offer (relating to separate Old Bonds) with respect to each such completed copy of the Signature Annex). The Undersigned acknowledges that this Letter of Transmittal will not be considered to have been duly completed unless the Signature Annex hereto has been duly completed and signed and Bond Instructions delivered.

The Undersigned hereby (a) represents that it has delivered Bond Instructions with respect to the Old Bonds specified in the Signature Annex hereto to Euroclear or Clearstream, Luxembourg, as appropriate, by facsimile, hand delivery or overnight courier, (b) authorizes Euroclear or Clearstream, Luxembourg, as appropriate, in accordance with their procedures and deadlines, to (i) block any attempt to transfer prior to the Settlement Date such Old Bonds, (ii) cancel such Old Bonds (or such lesser portion as shall be accepted for exchange by Brazil) upon receipt of an instruction by the Settlement Agent on or after the Settlement Date to have such Old Bonds cancelled and (iii) disclose the name of the registered holder and information about the foregoing instructions with respect to such Old Bonds, (c) further authorizes the Settlement Agent and the Luxembourg Exchange Agent further to instruct Euroclear or Clearstream, Luxembourg, as appropriate, as to the aggregate original principal amount of such Old Bonds that shall have been accepted for exchange by Brazil and (d) represents that it has instructed Euroclear or Clearstream, Luxembourg, as the case may be, as to the accounts to which any Global Bonds issuable pursuant to Exchange Offers made hereby should be credited, as specified in the Signature Annex hereto.

The Undersigned hereby represents and warrants that it owns, or has confirmed that the party on whose behalf the Undersigned is acting owns, on the date of submission, the Old Bonds being offered and has the full power and authority to offer for exchange the Old Bonds offered by it, and that if the same are accepted for exchange by Brazil pursuant to the Invitation, Brazil will acquire good and marketable title thereto on the Settlement Date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. The Undersigned agrees that accrued but unpaid interest to be paid by Brazil on the Settlement Date pursuant to the Invitation shall be paid on the Settlement Date notwithstanding any other provision of the Old Bonds. The Undersigned will, upon request, execute and deliver any additional documents deemed by the Settlement Agent, the Luxembourg Exchange Agent or Brazil to be necessary or desirable to complete such exchange.

If any Exchange Offer submitted hereby is being submitted by or on behalf of a Bondholder who (i) is located and/or resident in The Bahamas, Belgium, France, Germany, Italy, Mexico or Panama or (ii) holds the relevant Old Bonds or will hold the relevant Global Bonds in The Bahamas, Belgium, France, Germany, Italy, Mexico or Panama, the Undersigned represents that such Bondholder has completed the appropriate Bahamian, Belgian, French, German, Italian, Mexican or Panamanian Certificate attached to this Letter of Transmittal.

The Undersigned hereby acknowledges that this Letter of Transmittal constitutes an irrevocable offer to exchange the Old Bonds specified in the Signature Annex hereto for Global Bonds, on the terms and subject to the conditions of the Invitation (and subject to Brazil’s right to terminate or amend the Invitation and to a Bondholder’s right to withdraw this Letter of Transmittal prior to 2:00 p.m., New York City time, on the Expiration Date, in either case in the manner specified in the Invitation).

THIS LETTER OF TRANSMITTAL WILL NOT BE VALID FOR ANY PURPOSE UNLESS ONE OR MORE COPIES OF THE SIGNATURE ANNEX HERETO IS SIGNED AND THE OTHER REQUIREMENTS OF THE INVITATION ARE MET.

SIGNATURE ANNEX

INFORMATION AS TO ANY EXCHANGE OFFER BEING SUBMITTED

Questions 2 through 9 must be answered and all fields clearly completed. In the event that more than one Exchange Offer is to be submitted, please use a photocopy of this Signature Annex. Do not submit multiple Exchange Offers on the same Signature Annex.

To:	Deutsche Bank AG London, as Settlement Agent

Winchester House

1 Great Winchester Street

London EC2N 2DB, England

Attention: Corporate Trust and Agency Services

Reference: The Federative Republic of Brazil Exchange

Facsimile: +44 (0) 20 7547 5001

Telephone: +44 (0) 20 7547 5000

or

Deutsche Bank Luxembourg S.A., as Luxembourg Exchange Agent

2 boulevard Konrad Adenauer

L-1115 Luxembourg, Luxembourg

Attention: Corporate Trust and Agency Services

Reference: The Federative Republic of Brazil Exchange

Facsimile: +352 421 22 426

Telephone: +352 421 22 460

THIS SIGNATURE ANNEX MAY ONLY BE COMPLETED BY THE REGISTERED HOLDER OF THE OLD BONDS TO WHICH THIS SIGNATURE ANNEX RELATES. IF YOU ARE HOLDING OLD BONDS THROUGH A REGISTERED HOLDER, ONLY THE REGISTERED HOLDER MAY COMPLETE THIS SIGNATURE ANNEX ON YOUR BEHALF.

Inclusion of bracketed information is strongly encouraged. Please print in block capitals.

1.	[Name of Beneficial Owner :

Contact Person

Address

	Telephone	(with international dialing code)

	Facsimile	(with international dialing code)	]

2.	Name of direct Euroclear or Clearstream, Luxembourg participant signing this Signature Annex:

Contact Person
Address
	Telephone	(with international dialing code)

	Facsimile	(with international dialing code)

3.	Reference code entered on Bond Instructions:

4.	Name of clearing system (Euroclear or Clearstream, Luxembourg) from which Old Bonds are to be delivered and to which Global Bonds and cash are to be credited:

Account Number of Direct Participant in clearing system referred to above from which Old Bonds are to be delivered and to which Global Bonds and cash are to be credited:

5.

Select only one:

☐        Check this box if Par Bonds are being offered for exchange - (common code 004998553 ISIN XS0049985533).

☐        Check this box if Discount Bonds are being offered for exchange - (common code 004998120 ISIN XS0049981201).

☐        Check this box if C Bonds (bearer) are being offered for exchange - (common code 004999347 ISIN XS0049993479).

☐        Check this box if C Bonds (registered) are being offered for exchange - (common code 004999355 ISIN X50049993552).

6.	Indicate original principal amount of Old Bonds of the type specified above offered:

U.S.$

7.	[Please complete the information in this section only if C Bonds are being offered for exchange]

Select only one:

☐	Check this box for Noncompetitive Offer.

☐	Check this box for Competitive Offer.

If the Undersigned is submitting a Competitive Offer, minimum Offer Price (expressed as a price per U.S. $100 original principal amount of C Bonds) at which Exchange Offer is being submitted (in increments of U.S. $0.05):

U.S.$

8.	Check box ☐ if beneficial owners of Old Bonds offered are United States Persons as defined below. “United States Person” means:

(i)	any natural person who is a citizen of, or resident in, the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a United States Person;

(iv)	any trust of which any trustee is a United States Person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; or

(viii)	any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended (the “Securities Act”), unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

For purposes of the foregoing definition, “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

9.	The Undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Letter of Transmittal to which this Signature Annex relates:

Authorized Signature:
Name:
Title:

IMPORTANT NOTICE

THE PERSON OR ENTITY SIGNING THIS SIGNATURE ANNEX MUST (A) BE THE HOLDER OF RECORD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG, AS APPROPRIATE, OF THE OLD BONDS TO WHICH THIS SIGNATURE ANNEX RELATES, (B) DELIVER BOND INSTRUCTIONS TO EUROCLEAR OR CLEARSTREAM, LUXEMBOURG, AS APPROPRIATE, IN ACCORDANCE WITH THE DEADLINES SPECIFIED BY, AS APPROPRIATE, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AND (C) ENSURE THAT SUCH BOND INSTRUCTIONS CAN BE ALLOCATED TO THE EXCHANGE OFFER MADE HEREBY. BOND INSTRUCTIONS MUST COVER THE ENTIRE AGGREGATE ORIGINAL PRINCIPAL AMOUNT OF OLD BONDS IN THIS LETTER OF TRANSMITTAL.

BAHAMIAN CERTIFICATE

Notice and Acknowledgment for Bahamian “Resident” Investors

To:	Investors who are deemed to be “residents” of The Bahamas pursuant to Bahamian Exchange Control Regulations and who desire to make Exchange Offers pursuant to the Invitation or purchases pursuant to the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and undertaking below and return it with your letter of transmittal.

Acknowledgment and Undertaking of Investor

The undersigned hereby represents and warrants that the undersigned has obtained exchange control approval of the Central Bank of The Bahamas with respect to the Invitation and/or Cash Offering.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

BELGIAN CERTIFICATE

Notice and Acknowledgment for Belgian Investors

To:	Investors who are located and/or resident in Belgium and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and agreement below and return it prior to submitting your letter of transmittal.

Please note that the Belgian Banking and Finance Commission has not approved or been notified of the Global Bond Offering.

Acknowledgment and Agreement of Investor

The undersigned hereby acknowledges the above and represents and warrants that (a) the undersigned qualifies as a professional investor of one of the types mentioned in Article 3, 2°, of the Belgian Royal Decree of July 7, 1999 on the public character of financial transactions, and (b) the undersigned acts for the undersigned’s own investment account and not with a view to reselling or placing the Global Bonds among the undersigned’s clients or investors.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

FRENCH CERTIFICATE

Notice and Acknowledgment for French Investors

To:	Investors who are located and/or resident in France and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and undertaking below and return it prior to submitting your letter of transmittal.

Acknowledgment and Undertaking of Investor

The undersigned hereby acknowledges, represents and warrants that (a) the Global Bonds are offered in France through private placement and no prospectus has been submitted to the Commission des Opérations de Bourse, (b) he is a qualified investor (investisseur qualifié) as defined in Article L.411-2 of the Code Monétaire et Financier and Décret No. 98-880 dated October 1, 1998, as modified, (c) he is investing for his own account, (d) he has contacted and requested the Invitation or the Cash Offering documents from one or more of the joint dealer managers outside France in connection with the Invitation, and (e) he has not been solicited in connection with the Invitation by the Federative Republic of Brazil, either of the joint dealer managers, or any person acting for or on behalf of any of the foregoing. The undersigned undertakes that it will not resell the Global Bonds in violation of the French securities laws and regulations.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

GERMAN CERTIFICATE

Notice and Acknowledgment for German Investors

To:	Investors who are located and/or resident in Germany and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and agreement below and return it with your letter of transmittal.

Acknowledgment and Agreement of Investor

The undersigned hereby acknowledges that the undersigned (i) has not offered, sold or delivered and will not offer, sell or deliver any securities within the Federal Republic of Germany otherwise than in accordance with the German Sales Prospectus Act, and (ii) will distribute in the Federal Republic of Germany any offering material relating to the securities only under circumstances that will result in compliance with the applicable rules and regulations of the Federal Republic of Germany.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

ITALIAN CERTIFICATE

Notice and Acknowledgment for Italian Investors

To:	Investors who are located and/or resident in Italy and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and agreement below and return it with your letter of transmittal.

Acknowledgment and Agreement of Investor

The undersigned hereby acknowledges that (a) the undersigned has contacted one or more of the joint dealers managers outside Italy in connection with the Invitation or the Cash Offering and (b) the undersigned has not been solicited in connection with the Invitation by the Federative Republic of Brazil, J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated, or any person acting for or on behalf of any of the foregoing.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

MEXICAN CERTIFICATE

Notice and Acknowledgment for Mexican Investors

To:	Investors who are located and/or resident in Mexico and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and agreement below and return it with your letter of transmittal.

Acknowledgment and Agreement of Investor

The undersigned hereby acknowledges that (a) the undersigned has contacted one or both of the joint dealer managers in connection with the Invitation or the Cash Offering and (b) the undersigned has not been solicited in connection with the Invitation or the Cash Offering by the joint dealer managers or any person acting for or on behalf of any of the foregoing. The undersigned hereby also acknowledges that (a) no public offering of the Invitation or the Cash Offering are being made in Mexico, (b) neither the Old Bonds nor the Global Bonds have been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered publicly in Mexico, and (c) the Invitation or the Cash Offering are intended only for the undersigned and the undersigned may not offer the Global Bonds to a third party in Mexico.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address:

PANAMANIAN CERTIFICATE

Notice and Acknowledgment for Panamanian Investors

To:	Investors who are located and/or resident in Panama and desire to acquire Global Bonds pursuant to the Invitation or the Cash Offering.

You are hereby informed that it is a condition to your receiving new 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024”) or new U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011” and together with the Global Bonds 2024, the “Global Bonds”) of the Federative Republic of Brazil pursuant to the Invitation, or new Global Bonds 2011 pursuant to the Cash Offering, that you execute the acknowledgment and agreement below and return it with your letter of transmittal.

Acknowledgment and Agreement of Investor

The undersigned hereby acknowledges that the undersigned (a) is an institutional investor as defined in the regulations issued by the Panamanian Securities Commission pursuant to the Panamanian Securities Law, (b) has purchased the Global Bonds for its own account and not with a view to resell or place the Global Bonds as part of the offering of the Global Bonds, and (c) agrees not to sell the Global Bonds within a period of a year, except to other institutional investors.

Signature:

Investor:

Name and Title of Signatory:

Date:

Address: